AMENDMENT NUMBER FOUR

                        to

                   $3,000,000,000

              REVOLVING CREDIT AGREEMENT

             dated as of December 1, 1993

                       between

                  GANNETT CO., INC.

                         and

 THE CHASE MANHATTAN BANK, THE FIRST NATIONAL BANK OF
                       CHICAGO,
            MORGAN GUARANTY TRUST COMPANY,
NATIONSBANK, N.A., WACHOVIA BANK, N.A., BANK OF AMERICA
NT&SA, CITIBANK, N.A., MARINE MIDLAND BANK, WELLS FARGO
BANK, BANK OF HAWAII, CRESTAR BANK, FIRST UNION NATIONAL
BANK, MELLON BANK, N.A., THE NORTHERN TRUST COMPANY, PNC
BANK, NATIONAL ASSOCIATION, THE FIRST NATIONAL BANK OF
MARYLAND, FLEET BANK, N.A. and NORWEST BANK MINNESOTA, N.A.




                      as amended

                   GANNETT CO., INC.

                Amendment Number Four
                          to
                   $3,000,000,000
              Revolving Credit Agreement


      This Amendment Number Four is made as of July 1, 1998 between
Gannett Co., Inc., a Delaware corporation ("Gannett"), and the Banks signatory hereto (each called a "Bank" and collectively the "Banks"). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement (as defined below).

      Gannett entered into a $1,000,000,000 Revolving Credit Agreement with the Banks dated December 1, 1993 (the "Agreement"). On August 1, 1994, pursuant to Amendment Number One to the Agreement, the Agreement was amended to increase the aggregate commitment to $1,500,000,000, extend the Expiration Date and modify the Facility Fee.

      On November 13, 1995, pursuant to Amendment Number Two to the
Agreement, the Agreement was amended to increase the aggregate commitment to $3,000,000,000, extend the Expiration Date, modify the Facility Fee, adjust the Applicable Margin in effect with respect to the Money Market Rate and the Eurodollar Rate, and amend Schedule 1 to the Agreement.

      In August, 1996, pursuant to Amendment Number Three to the
Agreement, the Agreement was amended to modify the notice requirements with respect to Alternate Rate Advances, to eliminate a certain representation regarding environmental matters as a condition to lending and to reflect a change in certain of the Banks.

      Gannett and the Banks wish to further amend the Agreement to modify the covenant with respect to Gannett's Total Shareholders' Equity, to extend the expiration date and to amend Schedule 1 to the Agreement.

      The parties hereby agree as follows:

       1. The terms "this Agreement," "hereunder," "herein" and similar references in the Agreement shall be deemed to refer to the Agreement as amended hereby.

       2. Section 9(c) of the Agreement shall be amended in its entirety to read as follows:

              9(c). Permit Gannett's Total Shareholders' Equity at any time to be less than $2,000,000,000.

       3. The definition of "Expiration Date" shall be amended in its entirety to read as follows: "Expiration Date" shall mean July 1, 2003.

       4. Schedule 1 shall be amended to read in its entirety as set forth in
Schedule 1 hereto and all references to the Banks shall mean the Banks set forth on Schedule 1 and each of the banks that may become a party to the Agreement from time to time.

       5. The terms of this Agreement shall be in addition to and shall in no way impair the full force and effect of the Agreement (except as specifically amended herein).

       6. This Amendment may be executed by the parties in as many counterparts as may be deemed necessary and convenient, and by the different parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

       7. THIS AMENDMENT NUMBER FOUR SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties have executed this Amendment Number Four as of the date first written above.

                                     GANNETT CO., INC.

                                        /s/Gracia C. Martore
                                     By:_________________________________
                                        Name: Gracia C. Martore
                                        Title: Treasurer


                                     THE CHASE MANHATTAN BANK

                                        /s/John J. Huber, III
                                     By:_________________________________
                                        Name: John J. Huber III
                                        Title: Managing Director


                                     THE FIRST NATIONAL BANK OF CHICAGO

                                        /s/Tom Dao
                                     By:_________________________________
                                        Name: Tom Dao
                                        Title: Corporate Banking Officer

                                     MORGAN GUARANTY TRUST COMPANY

                                         /s/Robert Bottamedi
                                     By:_________________________________
                                        Name: Robert Bottamedi
                                        Title: Vice President

                                     NATIONSBANK, N.A.

                                         /s/Pamela S. Kurtzmen
                                     By:_________________________________
                                        Name: Pamela S. Kurtzmen
                                        Title: Vice President


                                     WACHOVIA BANK, N.A.

                                        /s/Wray C. Broughton
                                     By:_________________________________
                                        Name: Wray C. Broughton
                                        Title: Vice President


                                     BANK OF AMERICA NT&SA

                                        /s/Carl F. Salas
                                     By:_________________________________
                                        Name: Carl F. Salas
                                        Title: Vice President

                                     CITIBANK, N.A.

                                        /s/Eric Hutner
                                     By:_________________________________
                                        Name: Eric Hutner
                                        Title: Attorney-In-Fact

                                     MARINE MIDLAND BANK

                                        /s/Rochelle Forster
                                     By:_________________________________
                                        Name: Rochelle Forster
                                        Title: Vice President

                                     WELLS FARGO BANK.

                                        /s/Frieda Youlios
                                     By:________________________________
                                        Name: Frieda Youlios
                                        Title: Vice President


                                     BANK OF HAWAII

                                        /s/Elizabeth O. MacLean
                                     By:_______________________________
                                        Name: Elizabeth O. MacLean
                                        Title: Vice President


                                     CRESTAR BANK

                                        /s/Nancy R. Petrash
                                     By:_______________________________
                                        Name: Nancy R. Petrash
                                        Title: Senior Vice President


                                     FIRST UNION NATIONAL BANK

                                        /s/Stephen H. MacNabb
                                     By:_______________________________
                                        Name: Stephen H. MacNabb
                                        Title: Senior Vice President


                                        MELLON BANK, N.A.

                                        /s/G. Louis Ashley
                                     By:_______________________________
                                        Name: G. Louis Ashley
                                        Title: First Vice President

                                     THE NORTHERN TRUST COMPANY

                                        /s/M. D. Swanson
                                     By:_______________________________
                                        Name: M. D. Swanson
                                        Title: Senior Vice President


                                     PNC BANK, NATIONAL ASSOCIATION

                                        /s/Daniel E. Hopkins
                                     By:_______________________________
                                        Name: Daniel E. Hopkins
                                        Title: Vice President


                                     THE FIRST NATIONAL BANK OF MARYLAND

                                        /s/Shaun E. Murphy
                                     By:______________________________
                                        Name: Shaun E. Murphy
                                        Title: Senior Vice President


                                     FLEET BANK, N.A.

                                        /s/Barbara T. Ruud
                                     By:_______________________________
                                        Name: Barbara T. Ruud
                                        Title: Vice President


                                     NORWEST BANK MINNESOTA,N.A.

                                        /s/Ann C. Pifer
                                     By:_______________________________
                                        Name: Ann C. Pifer
                                        Title: Vice President

                                                                 SCHEDULE 1


                          COMMITMENTS OF THE BANKS



NAME, ADDRESS AND TELECOPY                       COMMITMENT AMOUNT
NUMBER OF BANK

                             SYNDICATION AGENTS

The Chase Manhattan Bank                           $350,000,000
270 Park Avenue, 37th Floor
New York, NY 10017
Telecopy:    212-270-4584

The First National Bank of Chicago                 $350,000,000
153 West 51st Street
New York, NY  10019
Telecopy:  212-373-1388

Morgan Guaranty Trust Company                      $350,000,000
60 Wall Street, 25nd Floor
New York, NY  10260-0060
Telecopy:    212-648-5018

NationsBank, N.A.                                  $350,000,000
Communications Finance Division
901 Main Street, 64th Floor
Dallas, TX 75202-3748
Telecopy:  214-508-9390


                          MANAGING AGENT

Wachovia Bank, N.A.                                $250,000,000
1021 E. Cary Street, James Center
Richmond, VA  23219
Telecopy:  804-697-7581

                             CO-AGENTS

Bank of America NT&SA                              $150,000,000
1850 Gateway Blvd.
Concord, CA  94520
Telecopy:  510-675-7531 or 7532

   With a copy to:

   Bank of America NT&SA
   335 Madison Avenue
   New York, NY  10017
   Telecopy:  212-503-7173

Citibank, N.A.                                     $150,000,000
399 Park Avenue
New York, NY  10043
Telecopy:   212-793-6873

Marine Midland Bank                                $150,000,000
140 Broadway, 4th Floor
New York, NY  10005-1196
Telecopy:   212-658-5109

Wells Fargo Bank                                   $150,000,000
Risk Analysis Division
707 Wilshire Blvd., 16th Floor
MAC 2818-165
Los Angeles, CA  90017
Telecopy:  213-614-2305

   With a copy to:

   Wells Fargo Bank
   National Financial Services
   222 W. Adams Street, Suite 2180
   Chicago, IL  60606
   Telecopy:  312-845-8606


                               LENDERS

Bank of Hawaii                                    $100,000,000
130 Merchant Street, 20th Floor
Honolulu, HI  96813
Telecopy:    602-752-8007

     With a copy to:

     Bank of Hawaii
     1850 N. Central Avenue
     Suite 400
     Phoenix, Arizona 85004
     Telecopy:  602-257-2235

Crestar Bank                                      $100,000,000
1445 New York Avenue, N.W.
Corporate Division - Third Floor
Washington, DC  20005
Telecopy:  202-879-6137

First Union National Bank                         $100,000,000
1970 Chain Bridge Road
3rd Floor (VA 1937)
Mclean, VA  22102
Telecopy:  703-760-5457

Mellon Bank, N.A.                                 $100,000,000
One Mellon Bank Center
Room 4440
Pittsburgh, PA  15258
Telecopy:  412-234-6375

The Northern Trust Company                        $100,000,000
50 South  LaSalle  Street B9
Chicago, IL  60675
Telecopy:    312-444-3508

PNC Bank, National Association                    $100,000,000
Communications Banking Division
1600 Market Street, 21st Floor
Philadelphia, PA 19103
Attn: Scott C. Meves
Telecopy: 215-585-6680

The First National Bank of Maryland               $ 50,000,000
601 13th Street, N.W.,
Suite 1000 North
Washington, DC  20005
Telecopy:  202-661-7236

Fleet Bank, N.A.                                  $ 50,000,000
244 Westchester Avenue
White Plains, NY  10604
Telecopy:  914-681-5045

Norwest Bank Minnesota, N.A.                      $ 50,000,000
Sixth and Marquette
Minneapolis, MN  55479-0085
Telecopy:  612-667-2276



      TOTAL                                     $3,000,000,000